SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 7, 2007
(Date of earliest event reported)

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SINOFRESH HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

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Florida	0-49764	65-1082270
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

516 Paul Morris Drive
Englewood, Florida 34223
(Address of principal executive offices, zip code)

(941) 681-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 8.01. Other Events.

Signatures

Item 8.01. Other Events.

On May 7, 2007, SinoFresh HealthCare, Inc. received a “Notification of Disposition of Collateral” from its senior secured debenture holders. The listed assets will be disposed on or after May 14, 2007 and consist of essentially all of the Company’s patents and trademarks.

SinoFresh has been in default on its debentures since December 6, 2006, when it failed to pay the outstanding principal and interest upon the maturity of the debentures. The current amount outstanding under the debenture agreement including principal, interest and penalties is approximately $2.1 million.

The Notification gives the debenture holders the right to sell the listed assets if a suitable buyer is found. The Company is entitled to any proceeds from the sale in excess of the amount owed and associated legal costs.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOFRESH HEALTHCARE, INC.

Date: May 11, 2007	By:	/s/ Scott M. Klein
Scott M. Klein
Chief Financial Officer (Principle Accounting Officer)